Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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        N-VIRO INTERNATIONAL CONTRACT WITH PORT ORANGE, FLORIDA EXTENDED

TOLEDO  OHIO,  January  7, 2010 - N-Viro International Corporation (OTC Bulletin
Board: NVIC.OB) ("N-Viro"), an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial reuse products, including the renewable biofuel N-Viro FuelTM and, N-Viro SoilTM , announces it has extended its contract to process all of the City of Port Orange, Florida's municipal biosolids into N-Viro Soil for an additional year.

N-Viro  has  been  processing  all of the biosolids produced by the City of Port
Orange for the past two years. Within the terms of the contract, mutual one-year extensions are allowed through 2012. This contract has now been renewed through December 31, 2010. The City of Port Orange produces between 8,000-10,000 tons of biosolids annually, and represents about 10% of Florida N-Viro's total revenue at their regional processing facility in Volusia County, Florida. The Company is pleased to continue to serve the City of Port Orange.

About  N-Viro  International  (www.nviro.com)
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N-Viro  International  is  an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products. Its renewable biofuel technology, N-Viro FuelTM , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro operates processing facilities independently as well as in partnership with municipalities.

N-Viro  recently  launched  a  new and improved web site at www.nviro.com, where
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interested parties can follow the progress of the Company.  N-Viro will continue to routinely post press releases on the site and encourages stockholders and interested parties to monitor this web site on a regular basis.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. The Company's ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.